Elizabeth Arden
                            [Company Red Door Logo]


** FOR IMMEDIATE RELEASE **

           ELIZABETH ARDEN, INC. COMMENTS ON  FIRST QUARTER RESULTS


           ~ Company's First Quarter Results to Reflect Impact of
                           SARS and Other Factors ~
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      New York, New York (May 19, 2003)   Elizabeth Arden, Inc. (NASDAQ:
RDEN), a leading global prestige fragrance and beauty products company, today commented on its financial results for the first quarter of fiscal 2004 ended April 26, 2003.

      As previously indicated in March, the Company had expected a soft first quarter due to a generally sluggish retail environment in the U.S. However, the uncertain economic conditions associated with the conflict in Iraq, the SARS (Severe Acute Respiratory Syndrome) epidemic and depressed air travel adversely affected the Company's business, in particular its higher margin travel retail business and certain international markets, namely Asia and Canada. This resulted in an unanticipated impact on the Company's financial results, particularly in the latter part of the quarter. Based on these factors, the Company expects to report net sales for the first quarter ended April 26, 2003 of approximately $133 million to $135 million and a net loss attributable to common shareholders between $.92 and $.94 per fully diluted share.

      The Company's initial guidance for fiscal 2004 assumed some degree of economic uncertainty and caution due to the challenging retail environment in the U.S. Based on the Company's new product and marketing programs for the rest of the year, the anticipated volume with the Company's mass retail customers, and the relative significance of the seasonally slow first quarter to the full year results, the Company still expects to achieve its previously provided net sales and EPS guidance for the full fiscal year of a 5%-7% increase in net sales and a 20% -25% increase in EPS over the prior fiscal
year.    However, if the SARS epidemic and the softness experienced with U.S.
retailers continue to create an adverse retail environment for the remainder of the year, the Company's results are likely to be negatively impacted.

      As previously announced, the Company will report final first quarter results on Wednesday, May 28, 2003. A conference call discussing the results will be broadcast live over the Internet at 10:00 a.m. (Eastern Time) and can be accessed by visiting http://www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site http://www.elizabetharden.com until June 11, 2003.

      Elizabeth Arden is a leading global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Eight Hour Cream; and the Elizabeth Arden cosmetics line.


Company Contact:   Marcey Becker, Senior Vice President, Finance
                   (203) 462-5809

Investor Contact:  Cara O'Brien/Athan Dounis
                   FD Morgen-Walke Associates
                   (212) 850-5600

Press Contact:     Laura Novak
                   FD Morgen-Walke Associates
                   (212) 850-5600

      In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; our customers' financial condition; our ability to access capital for acquisitions; the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world, including a possible war in Iraq; diseases affecting customer purchasing patterns including severe acute respiratory syndrome (SARS), delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.